Exhibit 10.24
Summary of Articles of Association for
Guancheng (Fujian) Electron Technological Industry Co., Ltd.

Effective	March 2009

Total Investment	The total investment in the Company is $15 million U.S. Dollars. The registered capital of the Company is $7.8 million U.S. Dollars.

Governmental Approval
The increase or decrease of the Company’s registered capital, transfer of interest in the Company, spin-off of the Company, merger or any other significant change in the capital of the Company shall be approved by the governmental authority and shall follow the registration procedures provided by the local State Industrial and Administrative authority.

Board of Directors	• The Board of Directors shall be established on the date on which the business license of the Company is effective.

•    The Board of Directors shall consist of three directors.  The directors shall be appointed by shareholders.  One member of the Board shall be designated as the Chairman of the Board.  The Chairman shall be the legal representative of the Company.

• The directors shall serve a term of three years and may be re-appointed to serve consecutive terms by the shareholders.

•    Detailed written minutes shall be prepared for each Board meeting.  The minutes shall be signed by all the directors or their proxies present at the Board meeting.  Each Director shall have one (1) vote.

• The Board of Directors shall be responsible to the shareholders, and exercise the following functions and powers:

-      to call a shareholders meeting, to report its work to shareholders;
-      to implement the decisions of the shareholders;
-      to decide on business plans and strategies of the Company;
-      to approve the Company’s annual financial budgets and final accounts;
-      to approve the Company’s plans for profits and losses distribution;
-      to approve plans for the Company’s increase or reduction of the registered capital or for the issuance of corporate bonds;
-      to formulate plans for the merger, division, liquidation, dissolution or change of form of the Company;

-      to decide on the appointment, removal and remuneration of the Company’s general manager, and based on the general manager’s nomination, decide on the appointment and dismissal and remuneration of the Company’s vice general manager and the chief financial officer;
-      to oversee the internal management system of the Company;
-      to design the Company’s rules and regulations; and
-      to decide on other matters as stipulated in this articles of association.

•    The Board shall convene at least once every year.  Upon a written proposal by at least one (1) director specifying the matters to be discussed, an interim meeting may be called.  A quorum for a meeting of the Board and an interim meeting shall be two (2) members of the Board.

Supervisor
The Company shall have one Supervisor appointed by the shareholders. The term of the Supervisor shall be three (3) years, and may continue upon reappointment by the shareholders. The supervisor shall not be a director or senior manager of the Company.

General Manager
The Company shall have a general manager and one deputy general manager. The deputy general manager position is temporarily vacant. Both the general manager and deputy general manager will be appointed by the Board. The general manager shall be accountable to the Board directly. He or she shall be in charge of the day to day operation and management of the Company in accordance with the Articles of Association and the resolutions of the Board. The terms of the general manager and deputy general manager shall be three (3) years. They shall continue to serve upon reappointment by the Board.

Fiscal Year	January 1 to December 31

Distribution of Profits
The Company shall allocate reserve funds, bonuses and welfare funds for employees according to relevant China laws and regulations after it has paid income taxes and made up any losses incurred in previous years. The amount allocated to the reserve fund shall not be lower than 10 percent of the Company’s after-tax profits.  When the reserved funds are equal to 50 percent of the registered capital, such allocation of the reserved funds may be stopped.  The amount allocated to each fund should be decided by the Board in reference to the business situation of the Company and the applicable legal requirements.

Amendment to the Articles of Association	Revisions to these Articles of Association shall be approved by a resolution of the Board and shall be submitted to the government for approval.